United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34767	58-1972600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah	84124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2020, Everest/Sapphire Acquisition, LLC (“Everest/Sapphire”), a Delaware limited liability company and wholly owned subsidiary of Clarus Corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire S.K.B. Corporation, a California corporation (“SKB”). SKB is engaged in the design and manufacture of molded polymer transport cases engineered to provide superior protection for a diverse range of equipment. SKB’s products, known as “SKB Cases,” are utilized across industries, including consumer, sports, electronics, healthcare, music, photography and industrials.

Pursuant to the terms of the Purchase Agreement, by and among Everest/Sapphire, the Company, SKB, David Sanderson and Steven Kottman, Everest/Sapphire is to acquire SKB (the “SKB Acquisition”) for an aggregate purchase price of $85,000,000 in cash, subject to adjustment, plus an aggregate of 1,153,846 shares of the Company’s common stock, par value $0.0001 per share. The common stock of the Company to be issued to SKB’s shareholders at closing will be subject to a lock-up provision restricting sales for 180 days from the closing of the SKB Acquisition.

The Purchase Agreement includes customary (i) representations and warranties of the parties, (ii) covenants, including covenants with respect to actions taken prior to the closing (including obtaining consents) and cooperation with respect to regulatory issues, and (iii) post-closing indemnities. The Company has obtained a representation and warranty insurance policy that will provide coverage for certain representations and warranties of the Sellers and SKB contained in the Purchase Agreement, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The consummation of the SKB Acquisition is subject to regulatory approvals and customary closing conditions.

The obligations of the parties to consummate the SKB Acquisition are subject to satisfaction or waiver of customary closing conditions, including (i) the absence of any law, order or other legal restriction restraining or prohibiting the transactions contemplated by the Purchase Agreement, (ii) the absence of any proceeding that would restrain or prohibit the transactions contemplated by the Purchase Agreement, (iii) the accuracy of the representations and warranties of the parties to the Purchase Agreement (subject to customary materiality qualifications), (iv) the absence of any material adverse effect (as defined in the Purchase Agreement) with respect to business of SKB and its subsidiary, (v) the delivery of various documents by the Buyer, SKB and the Sellers, and (vi) other customary closing conditions.

The Purchase Agreement also contains certain rights to terminate the Purchase Agreement prior to the Closing, including (a) by mutual consent, and (b) by either party if (i) a governmental entity or other organization takes final, non-appealable action prohibiting the SKB Acquisition or enacts any law that makes consummation of the Closing illegal or otherwise prohibited, (ii) the other party breaches the Purchase Agreement (under certain circumstances) or (iii) the Closing has not occurred on or before April 30, 2020.

No assurances can be given that the SKB Acquisition will be consummated.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement included as an exhibit is intended to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or SKB or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or SKB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2020, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished by the Company and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Stock Purchase Agreement dated March 10, 2020, by and among Everest/Sapphire Acquisition, LLC, Clarus Corporation, S.K.B. Corporation, David Sanderson and Steven Kottman.

99.1	Press Release dated March 12, 2020 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2020

CLARUS CORPORATION

	By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne Title: Chief Financial Officer and Chief Administrative Officer